AGREEMENT FOR DIVESTMENT OF SHENZHEN PENGSANGPU

This Agreement for Divestment is entered into on July 6th, 2009 by and between:

(A)
Beijing Deli Solar Technology Development Co Ltd (“Deli Solar (Beijing)”) with corporate headquarter office at 3/F, West Wing of Dingheng Plaza, 45A North Fengtai Road, Beijing, China, 100071, and represented herein by Deli Du in his capacity as CEO of Deli Solar (Beijing) (“Seller”) which is the existing controlling shareholder of Shenzhen PengSangPu Solar Industrial Products Corporation (“SZPSP”), and

(B)
Renzheng Qiu, identified with Identification Card No. 441426580819003 and residential registration at Suite 501, No.43 Fengherili Garden, Longhua County, Bao’an District, Shenzhen, Guangdong Province, China,
Hanwen Chen, identified with Identification Card No. 441426196104060039 and residential registration at Suite 304, No.43, Fengherili Garden, Longhua County, Bao’an District, Shenzhen, Guangdong Province, China, and
Bin Luo, identified with Identification Card No. 650300196604100016 and residential registration at Suite 3-504, East Road of Gongbeiqian River, Xiangzhou District, Zhuhai, Guangdong Province, China,

in their capacity as recipient shareholders (“Recipients”)of SZPSP with sufficient authority to enter into this Agreement (“Divestment Agreement”)

This Agreement for Divestment is entered into according to the following terms and conditions:

1 The two parties agree that The Equity Purchase Agreement and Complementary Agreement to the Equity Purchase Agreement signed on January 9th, 2008 and the Supplementary Agreement on Terms, Pricing and Payment signed on March 25, 2008 shall be terminated upon April 1, 2009. The two parties agree that the benchmark date of the divestment is April 1st, 2009, after which SZPSP is no longer considered as a subsidiary of Deli Solar (Beijing).

2 Party A shall receive full refund of RMB28.8 million yuan in cash and 939,364 shares in common stock, effective immediately after the Signing Date.

Party A so far has obtained a combination of RMB 12,960,486.30 yuan in cash from Party B before the signing of this Agreement and therefore, the pending cash payment for Party B shall be RMB15,839,513.70 yuan. The pending payment shall be settled in two installments within the following two months of the Signing Date. The first Installment of RMB8 million shall be settled within 10 days after the Signing Date, while the remaining amount shall be settled within two months of the Signing Date.

3 Delay in payment by Party B within the two months stipulated in this Agreement shall be subject to a penalty equal to 3% of the pending payment for every delayed day; If the delay in payment exceeds the two months period stipulated in this Agreement, Party B shall be subjective to a penalty equal to 5% of the pending payment for every delayed day.

4 Common Stock Certificates of China Solar & Clean Energy Solutions, Ltd (“China Solar”) as equity consideration for the acquisition of SZPSP shall be returned to Party A upon signing of this Agreement. The number of common stock of China Solar held by Renzheng Qiu, Hanwen Chen and Bin Luo is 407,064, 266,150 and 266,150, respectively.

5 Besides the full refund of the investment as described in article two, Party B agree to the amount to be transfered to party A as an additional payment in relation with the net profit from April 1st, 2008 to March 31st, 2009 ,the amount will be discussed and identified by the two parties in the future.

6 Party B shall fulfill obligations stipulated in this Agreement.

7 Both parties agree to keep confidential of the business information related with the transaction unless it is otherwise disclosed in written or obtained from public sources.

8 This Agreement shall supercede all previous agreements, written or oral, and be effective as of the Signing Date.

9 Disputes arising between the two Parties during the course of execution of this Agreement shall be resolved through friendly negotiation and be subjective to local jurisdiction.

10 The Agreement shall be effective upon the signing by the two parties.

11 The Agreement shall be held in four copies of the same form. Party A shall preserve one copy and the three Recipients of Party B shall preserve one copy each with the same legal effect.

(A)	Beijing Deli Solar Technology Development Co Ltd Legal and authorized representative: Deli Du Signature)： Date July 6, 2009 /s/ Du Deli

(B)
Recipient Shareholders ofShenzhen PengSangPu Solar Industrial Products Corporation

Renzheng Qiu (Signature)： Date June 30, 2009

/s/ Qiu Renzheng

Hanwen Chen (Signature):  Date June 30, 2009

/s/ Chen Hanwen

Bin Luo (Signature):  Date June 30, 2009

/s/ Luo Bin